Exhibit 10.10

INTERCREDITOR AGREEMENT

BETWEEN

BANK OF AMERICA, N.A.

AND

OBSIDIAN AGENCY SERVICES, INC

Dated as of October 18, 2012

TABLE OF CONTENTS

1.		Definitions; Rules of Construction	2
	a.	Terms Defined Above and in the Recitals	2
	b.	Other Definitions	2
	c.	Terms Defined in the Original First Lien Credit Agreement	11

2.		Subordination and Standstill	11
	a.	Lien Subordination	11
	b.	Standstill	13
	c.	Restriction on Payments	14
	d.	Foreclosure Proceedings	15
	e.	Release of Liens	15
	f.	Waiver of Right to Contest First Lien Indebtedness	16
	g.	Waiver of Right to Contest Second Lien Indebtedness	16
	h.	Acknowledgement of Liens	17
	i.	Agent for Perfection	17
	j.	When Discharge of Priority First Lien Indebtedness Deemed to Not Have Occurred	17
	k.	When Discharge of Priority Second Lien Indebtedness Deemed to Not Have Occurred	18

3.		Insolvency Proceedings	18
	a.	Continuing Priority	18
	b.	Proof of Claim	18
	c.	Reinstatement	19
	d.	DIP Financing	19
	e.	Alternative DIP Financings	20
	f.	Junior DIP Financing	20
	g.	Other Waivers by Second Lien Agent	20
	h.	Other Waivers by First Lien Agent	21
	i.	Rights of Second Lien Agent and Second Lien Lenders to Adequate Protection	21
	j.	Rights as an Unsecured Creditor; Voting Rights Preserved	22

4.		Modifications of Indebtedness	22
	a.	First Lien Indebtedness	22
	b.	Second Lien Indebtedness	23
	c.	Notice of Acceptance and Other Waivers	24
	d.	Voluntary Prepayments	28

5.		Indebtedness Owed Only to Lenders	28

6.		Payments Received by Second Lien Agent or the Second Lien Lenders	28

7.		Application of Proceeds	28
	a.	Revolving Nature of First Lien Indebtedness	28
	b.	Application of Proceeds of Collateral	29

8.	Second Lien Lender Purchase Option	29

9.	Representations; Additional Agreements	32

10.	Additional Remedies	33

11.	Amendments	33

12.	Intentionally Omitted	33

13.	Information Concerning Financial Condition	33

14.	Third Party Beneficiaries	34

15.	No Impairment	34

16.	Subrogation	34

17.	Notices	35

18.	Intentionally Omitted	36

19.	Consent to Jurisdiction; Waiver of Jury Trial and Other Waivers	36

20.	Governing Law	36

21.	Successors and Assigns	36

22.	Integrated Agreement	36

23.	Authority	36

24.	Counterparts	36

25.	Headings	36

26.	Severability	36

27.	Conflicts	37

28.	Termination	37

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 18, 2012, is made by and between BANK OF AMERICA, N.A., as administrative agent under and pursuant to the First Lien Credit Agreement (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Original First Lien Agent”), and OBSIDIAN AGENCY SERVICES, INC., as administrative agent under and pursuant to the Second Lien Credit Agreement (as hereinafter defined) (in such capacity together with its successors and assigns in such capacity, the “Original Second Lien Agent”), and is acknowledged by HILL INTERNATIONAL, INC. (“Borrower”) and the other Obligors (as hereinafter defined).

WHEREAS, Borrower, the Original First Lien Agent, and the lenders party thereto (the “Original First Lien Lenders”) have entered into that certain Credit Agreement dated as of June 30, 2009 (such agreement as amended by the first, second and third amendments to the Credit Agreement and as in effect on the date hereof, the “Original First Lien Credit Agreement”) pursuant to which the Original First Lien Agent and the Original First Lien Lenders have agreed, upon the terms and conditions stated therein, to make revolving credit loans to the Borrower in an aggregate principal amount of up to $65,000,000 at any time outstanding. Borrower has agreed to cause certain current and future Subsidiaries of Borrower (such Subsidiaries, each a “Guarantor” and collectively, the “Guarantors”) to guarantee Borrower’s Obligations (as that term is defined in the Original First Lien Credit Agreement). The repayment of the Obligations (as that term is defined in the Original First Lien Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrower and Guarantors pursuant to certain collateral documents in favor of the Original First Lien Agent, for the benefit of the First Lien Lenders (as hereinafter defined), which documents, together with the other collateral and loan documents executed and delivered in connection with the Original First Lien Credit Agreement, each as in effect on the date hereof, are referred to herein as the “Original First Lien Loan Documents”;

WHEREAS, Borrower, the Original Second Lien Agent, and the lenders party thereto (the “Original Second Lien Lenders”) have entered into that certain Credit Agreement dated as of the date hereof (such agreement as in effect on the date hereof, the “Original Second Lien Credit Agreement”) pursuant to which the Original Second Lien Agent and the Original Second Lien Lenders have agreed, upon the terms and conditions stated therein, to make term loans to Borrower in an aggregate principal amount of $100,000,000. Borrower has agreed to cause the Guarantors to guarantee Borrower’s Obligations (as that term is defined in the Original Second Lien Credit Agreement). The repayment of the Obligations (as that term is defined in the Original Second Lien Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrower and Guarantors pursuant to certain collateral documents in favor of the Original Second Lien Agent, for the benefit of the Second Lien Lenders (as hereinafter defined), which documents, together with the other collateral and loan documents executed and delivered in connection with the Original Second Lien Credit Agreement, each as in effect on the date hereof, are referred to herein as the “Original Second Lien Loan Documents”;

WHEREAS, the Original First Lien Agent, for and on behalf of itself and the First Lien Lenders, and the Original Second Lien Agent, for and on behalf of itself and the Second Lien Lenders, wish to enter into this Agreement to establish their respective rights and priorities in the Collateral and their claims against the Obligors.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Original First Lien Agent, on behalf of itself and the First Lien Lenders, and the Original Second Lien Agent, on behalf of itself and the Second Lien Lenders, hereby agree as follows:

1. Definitions; Rules of Construction.

a. Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals: “Agreement”

“Borrower”

“Guarantors” and “Guarantor”

“Original First Lien Agent”

“Original First Lien Credit Agreement”

“Original First Lien Lenders”

“Original First Lien Loan Documents”

“Original Second Lien Agent”

“Original Second Lien Credit Agreement”

“Original Second Lien Lenders”

“Original Second Lien Loan Documents”

b. Other Definitions. As used in this Agreement, the following terms shall have the following meanings: “Adequate Protection Lien” has the meaning set forth in Section 3.d.

“Agent” means First Lien Agent or Second Lien Agent, as the context may require.

“Bankruptcy Code” shall mean title 11 of the United States Code, as in effect from time to time.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

“Cash Collateral” means any Collateral consisting of money or cash equivalents, any security entitlement (as defined in the UCC) and any financial assets (as defined in the UCC).

“Collateral” means all assets and properties upon which either First Lien Agent or Second Lien Agent now has or hereafter acquires a Lien, whether now owned or hereafter acquired by any Obligor or any other Person, together with all rents, issues, profits, products, and Proceeds thereof.

“Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC) and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party or any agent therefor.

“DIP Financing” has the meaning set forth in Section 3.d.

“Discharge of First Lien Indebtedness” means payment in full in cash of the First Lien Indebtedness (other than First Lien Indebtedness consisting solely of contingent indemnification obligations under the First Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any First Lien Credit Agreement.

“Discharge of Priority First Lien Indebtedness” means, except to the extent otherwise expressly provided in Section 2.j, payment in full in cash of the First Lien Indebtedness (other than (a) Excluded First Lien Indebtedness and (b) First Lien Indebtedness consisting solely of contingent indemnification obligations under the First Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any First Lien Credit Agreement.

“Discharge of Priority Second Lien Indebtedness” means, except to the extent otherwise expressly provided in Section 2.k., payment in full in cash of the Second Lien Indebtedness (other than (a) Excluded Second Lien Indebtedness and (b) Second Lien Indebtedness consisting solely of contingent indemnification obligations under the Second Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any Second Lien Credit Agreement.

“Discharge of Second Lien Indebtedness” means payment in full in cash of the Second Lien Indebtedness (other than Second Lien Indebtedness consisting solely of contingent indemnification obligations under the Second Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any Second Lien Credit Agreement.

“Dollars” or “$” means United States dollars unless otherwise specified.

“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means a First Lien Default or a Second Lien Default.

“Excluded First Lien Indebtedness” means, collectively, (a) the aggregate outstanding principal amount of loans and other credit accommodations made or incurred pursuant to the First Lien Credit Agreement, any Secured Cash Management Agreement (as defined in the Original First Lien Credit Agreement or any comparable term in any successor First Lien Credit Agreement) and any Secured Hedge Agreement (as defined in the Original First Lien Credit Agreement or any comparable term in any successor First Lien Credit Agreement) that cause the total aggregate principal amount thereof, or any category thereof, to exceed the Maximum Priority First Lien Loan Amount, or any category thereof, at such time, (b) any interest (including “payment-in-kind” interest), fees, attorneys fees, costs, expenses and indemnities payable on account of the principal described in clause (a) above under the First Lien Loan Documents or in respect thereof, (c) any prepayment premium applicable solely to the First Lien Indebtedness, make-whole obligation applicable solely to the First Lien Indebtedness, and/or early termination fee applicable solely to the First Lien Indebtedness and payable pursuant to the terms of the First Lien Credit Agreement, and (d) any default interest (but not any other interest) and/or loan fees, each arising from or related to a default and accruing or becoming due under the terms of the First Lien Loan Documents on or after the commencement of any Insolvency Proceeding relating to any Obligor or any other Person to the extent that a claim for such default interest or loan fees is not allowable or allowed in such Insolvency Proceeding.

“Excluded Second Lien Indebtedness” means, collectively, (a) the aggregate outstanding principal amount of loans made, issued or incurred pursuant to the Second Lien Credit Agreement that cause the total aggregate principal amount thereof (excluding any “payment in kind” interest), to exceed (i) the aggregate principal amount of the Term Loan (as defined in the Original Second Lien Credit Agreement or any comparable term in any successor Second Lien Credit Agreement) made pursuant to the Second Lien Loan Documents up to, but not in excess of, $100,000,000, plus (ii) $20,000,000, minus (iii) the sum of all permanent repayments after the date hereof of the principal amount of the Second Lien Term Loans, (b) any interest (including “payment in kind” interest), fees, attorneys fees, costs, expenses and indemnities payable on account of the principal described in clause (a) above under the Second Lien Loan Documents or in respect thereof, (c) any prepayment premium applicable solely to the Second Lien Indebtedness, make-whole obligation applicable solely to the Second Lien Indebtedness, and/or early termination fee applicable solely to the Second Lien Indebtedness and payable pursuant to the terms of the Second Lien Credit Agreement, and (d) any default interest (but not any other interest) and/or loan fees, each arising from or related to a default and accruing or becoming due under the terms of the Second Lien Loan Documents on or after the commencement of any Insolvency Proceeding relating to any Obligor or any other Person to the extent that a claim for such default interest and/or loan fees is not allowable or allowed in such Insolvency Proceeding.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any private or judicial foreclosure or sale proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the First Lien Loan Documents, the Second Lien Loan Documents, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in full or partial satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, taking possession of, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral (including the notification of account debtors), (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, (g) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Capital Stock and including any right of recoupment or set-off) whether under the First Lien Loan Documents, the Second Lien Loan Documents, applicable law, in an Insolvency Proceeding or otherwise, or (h) the commencement of, or the joinder with any creditor in commencing any legal proceeding (other than an Insolvency Proceeding) involving any assets of any Obligor. For the avoidance of doubt the term “Exercise Any Secured Creditor Remedies” shall not include (i) the acceleration of maturity of the First Lien Indebtedness or the Second Lien Indebtedness in accordance with the provisions of the First Lien Credit Agreement or the Second Lien Credit Agreement, as the case may be, (ii) commencement of a legal proceeding or action against any Obligor for the payment of all or any part of the First Lien Indebtedness or the Second Lien Indebtedness after the occurrence of and during the continuance of a First Lien Default or a Second Lien Default, as the case may be; provided, however, that no such proceedings or action with respect to the Second Lien Indebtedness shall occur until the expiration or termination of any Standstill Period under Section 6.b, (iii) the institution of the default rate of interest applicable to the First Lien Indebtedness or the Second Lien Indebtedness in accordance with the terms of the First Lien Credit Agreement or the Second Lien Credit Agreement, as the case may be, (iv) the filing of a proof of claim in an Insolvency Proceeding, (v) any actions taken by the First Lien Agent or the Second Lien Agent to create, perfect or maintain the Liens of the First Lien Agent or the Second Lien Agent, (vi) the filing of responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or pleading made by any person objecting to the claim or Lien of the First Lien Agent or First Lien Lenders or the Second Lien Agent or the Second Lien Lenders, or (vii) the receipt by the First Lien Agent or the First Lien Lenders or the Second Lien Agent or the Second Lien Lenders of any distribution under a plan of reorganization under any Insolvency Proceeding in respect of an Obligor.

“Exigent Circumstances” means an event or circumstance that materially and imminently threatens the ability of an Agent to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or the failure of any Obligor after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto.

“First Lien Agent” means the Original First Lien Agent, together with its successors, assigns, transferees and any Person that has a similar title (such as “Agent”, “Collateral Agent” or “Administrative Agent”) under any First Lien Credit Agreement.

“First Lien Credit Agreement” means the Original First Lien Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Obligations or the Commitments as those terms are defined in the Original First Lien Credit Agreement or all or any portion of the amounts owed under any other agreement that itself is a First Lien Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of First Lien Indebtedness that may be incurred thereunder, in each case, to the extent that any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing is permitted under this Agreement.

“First Lien Default” means any Event of Default under the First Lien Credit Agreement.

“First Lien Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the First Lien Credit Agreement or any other First Lien Loan Document, including any and all amounts payable to any First Lien Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under any First Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the First Lien Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“First Lien Lender Sale” has the meaning set forth in Section 2.e(1).

“First Lien Lenders” means the Original First Lien Lenders, together with the lenders under any First Lien Credit Agreement or First Lien Loan Documents.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other Loan Documents (as such term is defined in the Original First Lien Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a First Lien Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time.

“First Lien Modification” has the meaning set forth in Section 4.a.

“First Lien Quarterly Interest Payment Amount” means, at any time, an amount equal to the interest accrued on the First Lien Revolving Loans pursuant to the First Lien Credit Agreement for the immediately preceding three-month period.

“First Lien Revolving Credit Commitments” means the “Commitment” as that term is defined in the Original First Lien Credit Agreement or any comparable term in any successor First Lien Credit Agreement and any other revolving credit commitment under the Original First Lien Credit Agreement or any successor First Lien Credit Agreement.

“First Lien Revolving Loans” means the “Revolving Loans” as that term is defined in the Original First Lien Credit Agreement or any comparable term in any successor First Lien Credit Agreement and any other revolving loans made under the Original First Lien Credit Agreement or any successor First Lien Credit Agreement.

“Insolvency Proceeding” means any voluntary or involuntary proceeding commenced by or against any Person under any provision of the Bankruptcy Code, or under any other state, provincial or federal or foreign bankruptcy or insolvency law, including, without limitation, any assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or any other voluntary or involuntary proceeding seeking reorganization, arrangement, dissolution, liquidation, winding-up, or other similar relief and including, without limitation, the appointment of a trustee, receiver, administrative receiver, receiver-manager, interim receiver, monitor, liquidator, custodian, sequestrator, conservator, administrator or similar Person.

“Lender” means a First Lien Lender or a Second Lien Lender, as the context may require.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

“Maximum Priority First Lien Loan Amount” means, as of any date of determination, the sum of (1) the difference of (a) (i) the aggregate commitment amount (including all credit accommodations) of the First Lien Revolving Credit Commitments as of such date up to, but not in excess of, $65,000,000 in the aggregate, plus (ii) $13,000,000, minus (b) the aggregate amount of all permanent reductions of the First Lien Revolving Credit Commitments made from and after the date hereof, provided, that in the case of the termination of the First Lien Revolving Credit Commitments, while there are outstanding First Lien Revolving Loans, the First Lien Revolving Credit Commitments shall only be deemed to be (for the purposes hereof) reduced to an amount equal to the outstanding First Lien Revolving Loans and thereafter, each repayment of the First Lien Revolving Loans shall be deemed to (for the purposes hereof) result in a corresponding permanent reduction of the First Lien Revolving Credit Commitments plus (2) the principal amount of First Lien Indebtedness incurred pursuant to any Secured Cash Management Agreement (as defined in the Original First Lien Credit Agreement or any comparable term in any successor First Lien Credit Agreement) or any Secured Hedge Agreement (as defined in the Original First Lien Credit Agreement or any comparable term in any successor First Lien Credit Agreement) up to an aggregate maximum amount not to exceed $1,000,000.

“Monetary Threshold Amount” means the greater of $200,000 and 50% of the First Lien Quarterly Interest Payment Amount.

“Obligor” means Borrower and Guarantors, and any other Person (including any Credit Party (as defined in each of (i) the Original First Lien Credit Agreement or any comparable term in any successor First Lien Credit Agreement and (ii) the Original Second Lien Credit Agreement or any comparable term in any successor Second Lien Credit Agreement)) that now or hereafter is, or whose assets now or hereafter are, liable for all or any portion of the First Lien Indebtedness or the Second Lien Indebtedness, as applicable.

“Ordinary Course Collections” has the meaning set forth in Section 7.a.

“Payment Collateral” means all accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, and payment intangibles, together with all supporting obligations (as those terms are defined in the UCC), in each case comprising a portion of the Collateral.

“Permitted Interest and Expense Payments” has the meaning set forth in Section 3.g.

“Permitted Replacement Lien” has the meaning set forth in Section 3.d.

“Person” means any natural person, a trustee under the Bankruptcy Code, a corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.

“Priority First Lien Indebtedness” means all First Lien Indebtedness exclusive of the Excluded First Lien Indebtedness, which Excluded First Lien Indebtedness shall be excluded from (and shall not constitute) Priority First Lien Indebtedness.

“Priority Second Lien Indebtedness” means all Second Lien Indebtedness exclusive of the Excluded Second Lien Indebtedness, which Excluded Second Lien Indebtedness shall be excluded from (and shall not constitute) Priority Second Lien Indebtedness.

“Priority Status” has the meaning set forth in Section 3.g.

“Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Purchase Notice” has the meaning set forth in Section 8.a.

“Recovery” has the meaning set forth in Section 3.c.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents. “Refinanced” and “Refinancing” shall be correlative meanings.

“Reorganization Debt Securities” has the meaning set forth in Section 3.a.

“Second Lien Agent” means the Original Second Lien Agent, together with its successors, assigns, transferees and any Person that has a similar title (such as “Agent”, “Collateral Agent” or “Administrative Agent”) under any Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Original Second Lien Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Obligations or the Commitments as those terms are defined in the Original Second Lien Credit Agreement or all or any portion of the amounts owed under any other agreement that itself is a Second Lien Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of Second Lien Indebtedness that may be incurred thereunder, in each case, to the extent that any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing is permitted under this Agreement.

“Second Lien Default” means any Event of Default under the Second Lien Credit Agreement.

“Second Lien Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the Second Lien Credit Agreement or any other Second Lien Loan Document, including any and all amounts payable to any Second Lien Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under any Second Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Second Lien Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Second Lien Lenders” means the Original Second Lien Lenders, together with the lenders under any Second Lien Credit Agreement or Second Lien Loan Documents.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the other Loan Documents (as such term is defined in the Original Second Lien Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a Second Lien Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in accordance with this Agreement.

“Second Lien Modification” has the meaning set forth in Section 4.b.

“Second Lien Term Loans” means the “Term Loans” as that term is defined in the Original Second Lien Credit Agreement or any comparable term in any successor Second Lien Credit Agreement and any other term loans made under the Original Second Lien Credit Agreement or any successor Second Lien Credit Agreement.

“Standstill Notice” means a written notice from Second Lien Agent to First Lien Agent stating that a Second Lien Default has occurred and is continuing and that, as a consequence thereof, Second Lien Agent intends to accelerate the maturity of the Second Lien Indebtedness.

“Standstill Period” means the period of one hundred and fifty (150) days commencing on the date on which First Lien Agent receives the applicable Standstill Notice.

“Stay” has the meaning set forth in Section 3.g.

“Trigger Event” has the meaning set forth in Section 8.a.

“Trigger Notice” has the meaning set forth in Section 8.a.

“UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to either Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

c. Terms Defined in the Original First Lien Credit Agreement. Unless otherwise defined in this Agreement, any and all initially capitalized terms set forth in this Agreement shall have the meaning ascribed thereto in the Original First Lien Credit Agreement as of the date hereof. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any agreement, consent, waiver, or acceptance, as applicable, by the First Lien Agent set forth herein shall be construed to mean an agreement, consent, waiver, or acceptance, as applicable, by the First Lien Agent on behalf of itself and each of the First Lien Lenders. Any agreement, consent, waiver, or acceptance, as applicable, by the Second Lien Agent set forth herein shall be construed to mean an agreement, consent, waiver, or acceptance, as applicable, by the Second Lien Agent on behalf of itself and each of the Second Lien Lenders.

2. Subordination and Standstill.

a. Lien Subordination. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to First Lien Agent (or any First Lien Lender) or Second Lien Agent (or any Second Lien Lender) in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of First Lien Agent (or any First Lien Lender) or Second Lien Agent (or any Second Lien Lender) in any Collateral, (iii) any provision of the UCC or any other applicable law, any of the First Lien Loan Documents or the Second Lien Loan Documents, (iv) except to the extent set forth below in this Section 2.a, whether the Liens securing the First Lien Loan Documents are valid, perfected, enforceable, void, avoidable, subordinated, disputed or allowed, or (v) except to the extent set forth below in this Section 2.a, any other circumstance whatsoever, First Lien Agent and Second Lien Agent hereby agree that any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Second Lien Agent or any Second Lien Lender that secures all or any portion of the Second Lien Indebtedness, shall in all respects be junior and subordinate to all Liens granted to First Lien Agent and the First Lien Lenders in such Collateral to secure all or any portion of the First Lien Indebtedness (other than any Excluded First Lien Indebtedness),

(2) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Second Lien Agent or any Second Lien Lender that secures all or any portion of the Excluded Second Lien Indebtedness, shall in all respects be junior and subordinate to all Liens granted to First Lien Agent and the First Lien Lenders in such Collateral to secure all or any portion of the First Lien Indebtedness (including any Excluded First Lien Indebtedness),

(3) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of First Lien Agent or any First Lien Lender that secures all or any portion of the First Lien Indebtedness (other than any Excluded First Lien Indebtedness) shall in all respects be senior and prior to all Liens granted to Second Lien Agent and the Second Lien Lenders in the Collateral to secure all or any portion of the Second Lien Indebtedness,

(4) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of First Lien Agent or any First Lien Lender that secures all or any portion of the Excluded First Lien Indebtedness shall in all respects be senior and prior to all Liens granted to Second Lien Agent and the Second Lien Lenders in the Collateral to secure all or any portion of the Excluded Second Lien Indebtedness,

(5) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of First Lien Agent or any First Lien Lender that secures all or any portion of the Excluded First Lien Indebtedness, shall in all respects be junior and subordinate to all Liens granted to Second Lien Agent and the Second Lien Lenders in the Collateral to secure all or any portion of the Second Lien Indebtedness (other than any Excluded Second Lien Indebtedness), and

(6) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Second Lien Agent or any Second Lien Lender that secures all or any portion of the Second Lien Indebtedness (other than any Excluded Second Lien Indebtedness) shall in all respects be senior and prior to all Liens granted to First Lien Agent and the First Lien Lenders in the Collateral to secure all or any portion of the Excluded First Lien Indebtedness.

All Liens with respect to the Collateral securing any First Lien Indebtedness shall (to the extent provided above) be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Second Lien Indebtedness for all purposes, whether or not such Liens securing any First Lien Indebtedness are subordinated to any Lien securing any other obligation of any Obligor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the First Lien Credit Agreement and the Second Lien Credit Agreement, or as contemplated in Section 3.d). Subject to the immediately preceding sentence, but notwithstanding any other provision to the contrary contained in this Agreement: (i) First Lien Agent and the First Lien Lenders agree not to contractually subordinate, or otherwise contractually assign the benefits of, their Lien in any Collateral to the Lien, indebtedness or claim of any other creditor of any Obligor without the prior written consent of Second Lien Agent (provided that no such consent shall be required in connection with the assignment of such Lien in connection with a Refinancing of the First Lien Indebtedness in accordance with the provisions hereof); and (ii) Second Lien Agent and the Second Lien Lenders agree not to contractually subordinate, or otherwise contractually assign the benefits of, their Lien in any Collateral to the Lien, indebtedness or claim of any other creditor of any Obligor without the prior written consent of First Lien Agent (provided that no such consent shall be required in connection with the assignment of such Lien in connection with a Refinancing of the Second Lien Indebtedness in accordance with the provisions hereof).

The subordination of Liens provided for in this Agreement shall not be effective from and after any date with respect to any part of the Collateral as to which: (i) the Liens of First Lien Agent and the First Lien Lenders are finally determined by a non-appealable court order to be invalid, unenforceable, or void, in which event, notwithstanding the provisions of Sections 6 and 7 hereof, Second Lien Agent and the Second Lien Lenders shall be entitled to receive and retain, from and after such date, all Proceeds with respect to such Collateral to the extent that the Liens of Second Lien Agent and the Second Lien Lenders have not been finally determined by a non-appealable court order to be invalid, unenforceable, or void with respect to such Collateral; and (ii) the Liens of Second Lien Agent and the Second Lien Lenders are finally determined by a non-appealable court order to be invalid, unenforceable, or void, in which event, notwithstanding the provisions of Sections 6 and 7 hereof, First Lien Agent and the First Lien Lenders shall be entitled to receive and retain, from and after such date, all Proceeds with respect to such Collateral to the extent that the Liens of First Lien Agent and the First Lien Lenders have not been finally determined by a non-appealable court order to be invalid, unenforceable, or void with respect to such Collateral. The parties hereto agree that the provisions of clause (i) of the immediately preceding sentence shall not apply (and the subordination shall be effective) with respect to any item of Collateral in the event that (x) Second Lien Agent does not comply with its obligations under Section 2.h below with respect to such item of Collateral, (y) a notice is delivered to First Lien Agent in accordance with the second sentence of Section 2.h below with respect to such Collateral less than 90 days before the date that an Insolvency Proceeding in respect of the Obligor that owns such item of Collateral is commenced and the Lien of First Lien Agent as to such items of Collateral is avoided under Section 547 of the Bankruptcy Code or (z) to the extent the Borrower has breached its obligations under the First Lien Credit Agreement or the other Loan Documents (as defined therein) and as a result of such breach the Liens of First Lien Agent or the First Lien Lenders are invalid, unenforceable or void as to any part of the Collateral.

b. Standstill. Until the Discharge of Priority First Lien Indebtedness has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor, Second Lien Agent and Second Lien Lenders will not Exercise Any Secured Creditor Remedies with respect to any Collateral; provided, however, that if a Second Lien Default has occurred and is continuing, Second Lien Agent may Exercise Any Secured Creditor Remedies after the passage of the applicable Standstill Period (it being understood that if at any time after the delivery of a Standstill Notice that commences a Standstill Period, no Second Lien Default is continuing, Second Lien Agent may not Exercise Any Secured Creditor Remedies until the passage of a new Standstill Period commenced by a new Standstill Notice relative to the occurrence of a new Second Lien Default that had not occurred as of the date of the delivery of the earlier Standstill Notice; provided further, however, that the applicable Standstill Period shall be tolled for any period during which both the First Lien Agent and the First Lien Lenders, on the one hand and the Second Lien Agent and the Second Lien Lenders, on the other hand, are stayed by an order issued in any Insolvency Proceeding or by any other court of competent jurisdiction from exercising their default and enforcement rights and remedies against all or a material portion of the Collateral); provided further, however, that in no event shall Second Lien Agent or any Second Lien Lender exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, First Lien Agent or First Lien Lenders shall have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Exercise of Secured Creditor Remedies by Second Lien Agent with respect to all or a material portion of the Collateral) and be diligently pursuing in good faith the Exercise of Secured Creditor Remedies with respect to all or any material portion of the Collateral;

(2) will not contest, protest, or object to any Exercise of Secured Creditor Remedies by First Lien Agent or any First Lien Lender and has no right to direct First Lien Agent to Exercise Any Secured Creditor Remedies or take any other action under the First Lien Loan Documents; and

(3) will not object to (and waive any and all claims with respect to) the forbearance by First Lien Agent or First Lien Lenders from any Exercise of Secured Creditor Remedies.

Notwithstanding any other provision hereof, if Second Lien Agent commences the Exercise of Secured Creditor Remedies in accordance with clause (1) above, First Lien Agent may not exercise any of the remedies of the type described in clauses (1) through (3) above so long as Second Lien Agent at such time has commenced and is diligently pursuing in good faith any Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, unless and until the Discharge of Priority Second Lien Indebtedness shall have occurred.

Following commencement of an Insolvency Proceeding by or against any Obligor, any then applicable Standstill Period shall terminate and the restrictions and limitation and actions or inactions of Second Lien Agent shall be governed by the other provisions of this Agreement; provided, however, that any applicable Standstill Period shall be reinstated at any point First Lien Agent or First Lien Lenders are no longer stayed by the existence of any Insolvency Proceeding or by any order of a court of competent jurisdiction and the First Lien Agent and the First Lien Lenders are then able to exercise their default and enforcement rights and remedies against all or a material portion of the Collateral.

c. Restriction on Payments. Notwithstanding any provision of the Second Lien Loan Documents to the contrary, and in addition to any other limitations set forth herein or therein, at anytime prior to an Insolvency Proceeding, when a payment default in excess of the Monetary Threshold Amount has occurred and is continuing under the First Lien Loan Documents and there is not Availability (as defined in the First Lien Credit Agreement (as in effect on the date hereof)) (due to termination of Commitments or otherwise) in an amount equal to or greater than the amount required to reduce such payment default to an amount less than the Monetary Threshold Amount, the First Lien Agent shall provide written notice thereof to the Second Lien Agent, and thereafter until such time as such payment default is no longer in excess of the Monetary Threshold Amount or Availability is equal to or greater than the amount required to reduce such payment default to an amount less than the Monetary Threshold Amount, no payment (whether made in cash, securities or other property or by setoff) of interest (other than interest paid in kind) or voluntary prepayments of principal in respect of the Second Lien Indebtedness shall be made or received. Each failure of the Borrower or a Guarantor to make a payment of principal or interest or a fee or other amount due under the First Lien Loan Documents shall constitute a separate payment default, provided, that notwithstanding the foregoing, all payment defaults under the First Lien Loan Documents existing at the time that a payment permitted hereunder with respect to the Second Lien Indebtedness is due and payable shall constitute a single payment default. For the avoidance of doubt, the parties hereto hereby agree that (i) this Section 2.c shall not be applicable during an Insolvency Proceeding and (ii) any failure to make a payment in respect of the Second Lien

Indebtedness as a result of this Section 2.c shall constitute a Second Lien Default and the Second Lien Agent and the Second Lien Lenders may thereafter Exercise Any Secured Creditor Remedies after the applicable Standstill Period in accordance with Section 2.b.

d. Foreclosure Proceedings. Section 2.b shall not be construed to in any way limit or impair the right of: (i) any Lender to bid for or purchase Collateral at any private or judicial foreclosure or sale upon such Collateral initiated by either Agent or any Lender; provided that such bid may not include a “credit bid” in respect of any Second Lien Indebtedness unless in connection with such bid there is cash sufficient to cause the Discharge of Priority First Lien Indebtedness, (ii) Second Lien Agent and the Second Lien Lenders to join (but not control) any private or judicial foreclosure or sale proceeding, or other judicial lien enforcement proceeding, with respect to the Collateral initiated by First Lien Agent or any First Lien Lender, to the extent that any such action could not reasonably be expected to restrain, hinder, limit, delay or otherwise interfere with the Exercise of Secured Creditor Remedies by First Lien Agent or First Lien Lenders, and (iii) Second Lien Agent and the Second Lien Lenders to receive payments in accordance with the terms of this Agreement from the Proceeds of the collection, sale or other disposition of the Collateral in accordance with the other terms of this Agreement.

e. Release of Liens.

(1) In the event of any private or public sale or other disposition of all or any portion of the Collateral by First Lien Agent after the occurrence and during the continuance of a First Lien Default (and prior to the date upon which the Discharge of Priority First Lien Indebtedness shall have occurred) in connection with (x) the liquidation by First Lien Agent of all or a material portion of the Collateral and the collection by First Lien Agent of the First Lien Indebtedness through the sale or other disposition of such Collateral or (y) any other disposition of Collateral so long as (A) such disposition is permitted under the First Lien Credit Agreement and the Second Lien Credit Agreement, in each case as in effect on the date hereof, or (B) such disposition is permitted by the First Lien Lenders and all dispositions under this clause (B) generate proceeds not exceeding $10,000,000 in the aggregate and such proceeds are applied to repay the First Lien Indebtedness and Second Lien Indebtedness in accordance with the terms of the First Lien Credit Agreement and the Second Lien Credit Agreement, each as in effect on the date hereof (any such sale or other disposition, a “First Lien Lender Sale”), Second Lien Agent agrees that such First Lien Lender Sale will be free and clear of the Liens securing the Second Lien Indebtedness (and, if the First Lien Lender Sale includes Equity Interests in any Obligor, Second Lien Agent further agrees to release the entities whose Equity Interests are sold from all Second Lien Indebtedness); provided that (x) First Lien Agent and the First Lien Lenders also release their Liens on such Collateral (and, if the First Lien Lender Sale includes Equity Interests in any Obligor, releases the entities whose Equity Interests are sold from all First Lien Indebtedness), and (y) the Proceeds of any such First Lien Lender Sale are applied in accordance with Section 7.b.

(2) Second Lien Agent agrees that, in connection with any First Lien Lender Sale meeting the conditions set forth in Section 2.e(1) above, upon the prior written request of First Lien Agent (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), it will execute or file any and all Lien releases or other documents reasonably requested by First Lien Agent in connection therewith; provided, that (x) in the case of a First Lien Lender Sale, no such release documents shall be delivered to any Obligor, (y) no such release documents shall be delivered more than 5 Business Days prior to the anticipated closing date of such sale or disposition, and (z) the effectiveness of any such release or termination by Second Lien Agent shall be subject to the sale or other disposition of the Collateral described in such request on the terms described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within 10 days of the anticipated closing date (at which time First Lien Agent or the Obligors, as the case may be, shall promptly return all release documents to Second Lien Agent). Subject to the proviso in the immediately preceding sentence, in the event that Second Lien Agent fails to so execute or file any such Lien releases or other documents within 5 Business Days after receipt of written request from First Lien Agent, First Lien Agent is hereby irrevocably authorized to execute or file such Lien releases and other documents.

f. Waiver of Right to Contest First Lien Indebtedness. Second Lien Agent agrees that it and the Second Lien Lenders shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of First Lien Agent in any Collateral, or the validity, priority, enforceability or allowance of any of the claims of First Lien Agent or any holder of First Lien Indebtedness against any Obligor. Second Lien Agent agrees that neither it nor the Second Lien Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by First Lien Agent under the First Lien Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case to the extent permitted under this Agreement and applicable law. Second Lien Agent hereby waives any and all rights it and the Second Lien Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which First Lien Agent seeks to enforce the Liens in any Collateral so long as First Lien Agent acts in accordance with the terms of this Agreement and applicable law.

g. Waiver of Right to Contest Second Lien Indebtedness. First Lien Agent agrees that it shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority (except to the extent expressly provided by this Agreement), enforceability, or perfection of the Liens of Second Lien Agent in any Collateral, or the validity, priority (except to the extent expressly provided by this Agreement), enforceability or allowance of any of the claims of Second Lien Agent or any holder of Second Lien Indebtedness against any Obligor. First Lien Agent agrees that it will not take any action that would, in any material respect, interfere with any Exercise of Secured Creditor Remedies undertaken by Second Lien Agent under the Second Lien Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case to the extent permitted under this Agreement and applicable law. First Lien Agent hereby waives any and all rights it and the First Lien Lenders may have as a secured creditor or otherwise to contest, protest, object to, or interfere with the manner in which Second Lien Agent seeks to enforce the Liens in any Collateral so long as Second Lien Agent acts in accordance with the terms of this Agreement and applicable law.

h. Acknowledgement of Liens. Second Lien Agent acknowledges and agrees that First Lien Agent, for the benefit of itself and the First Lien Lenders, has been granted Liens upon all of the Collateral in which Second Lien Agent has been granted Liens and Second Lien Agent hereby consents thereto. First Lien Agent acknowledges and agrees that Second Lien Agent has been granted Liens upon all of the Collateral in which First Lien Agent has been granted Liens and First Lien Agent hereby consents thereto. The subordination of Liens by Second Lien Agent in favor of First Lien Agent and the First Lien Lenders shall not be deemed to subordinate Second Lien Agent’s Liens to the Liens of any other Person that is not a holder of First Lien Indebtedness. So long as the Discharge of First Lien Priority Indebtedness has not occurred, (i) Second Lien Agent and each Second Lien Lender agrees that it shall not acquire or hold any Lien on any asset or property to secure any Second Lien Indebtedness unless a Lien on such asset or property to secure the First Lien Indebtedness has been offered to be granted, and granted if accepted, and (ii) First Lien Agent and each First Lien Lender agrees that it shall not acquire or hold any Lien on any asset or property to secure any First Lien Indebtedness unless a Lien on such asset or property to secure the Second Lien Indebtedness has been offered to be granted, and granted if accepted.

i. Agent for Perfection. First Lien Agent and Second Lien Agent each agree to hold all Control Collateral and Cash Collateral, as applicable, in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as a non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 2.i. None of First Lien Agent or the First Lien Lenders or Second Lien Agent or the Second Lien Lenders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any Person. The duties or responsibilities of First Lien Agent and Second Lien Agent under this Section 2.i are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as a non-fiduciary agent for the other for purposes of perfecting the Lien held by Second Lien Agent or First Lien Agent, as applicable. First Lien Agent is not and shall not be deemed to be a fiduciary of any kind for Second Lien Agent or any other Person. Second Lien Agent is not and shall not be deemed to be a fiduciary of any kind for First Lien Agent or any other Person.

j. When Discharge of Priority First Lien Indebtedness Deemed to Not Have Occurred. If Borrower enters into any Refinancing of the Priority First Lien Indebtedness, then a Discharge of Priority First Lien Indebtedness shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Priority First Lien Indebtedness shall be treated as Priority First Lien Indebtedness for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and First Lien Agent under the First Lien Loan Documents effecting such Refinancing shall be First Lien Agent for all purposes of this Agreement, provided that, the First Lien Agent under such First Lien Loan Documents shall agree (in a writing addressed to Second Lien Agent for the benefit of itself and the Second Lien Lenders) to be bound by the terms of this Agreement.

k. When Discharge of Priority Second Lien Indebtedness Deemed to Not Have Occurred. If Borrower enters into any Refinancing of the Priority Second Lien Indebtedness, then a Discharge of Priority Second Lien Indebtedness shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Priority Second Lien Indebtedness shall be treated as Priority Second Lien Indebtedness for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Second Lien Agent under the Second Lien Loan Documents effecting such Refinancing shall be Second Lien Agent for all purposes of this Agreement; provided that, Second Lien Agent under such Second Lien Loan Documents shall agree (in a writing addressed to First Lien Agent for the benefit of itself and the First Lien Lenders) to be bound by the terms of this Agreement.

3. Insolvency Proceedings.

a. Continuing Priority. This Agreement shall be applicable both before and after the filing or commencement of any Insolvency Proceeding in respect of any Obligor and all converted or succeeding cases or proceedings in respect thereof. The relative rights of the Agents and the Lenders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral, shall continue after the filing or commencement of any such Insolvency Proceeding on the same basis as prior to the date of the filing or commencement of such Insolvency Proceeding, subject to any court order approving the financing of, or use of Cash Collateral by, any Obligor as debtor-in-possession. Second Lien Agent acknowledges and agrees that, in the event of a distribution of any notes or other debt securities under a plan of reorganization, compromise or arrangement, or a proposal under any Insolvency Proceeding in respect of any Obligor (such notes or other debt securities, “Reorganization Debt Securities”) to each of (i) First Lien Agent or the First Lien Lenders and (ii) Second Lien Agent or the Second Lien Lenders, any Lien securing such Reorganization Debt Securities received by Second Lien Agent or the Second Lien Lenders shall be subordinated to any Lien securing the Reorganization Debt Securities received by First Lien Agent or the First Lien Lenders to the same extent that the Liens securing the Second Lien Indebtedness are subordinated to the Liens securing First Lien Indebtedness pursuant to the terms of this Agreement.

b. Proof of Claim. Subject to the restrictions set forth in this Agreement, in the event of any Insolvency Proceeding in respect of any Obligor or any property of any Obligor, Second Lien Agent shall retain the right to vote with respect to the Second Lien Indebtedness. If Second Lien Agent or any Second Lien Lender does not file a legally sufficient claim or proof of debt or other document or amendment thereof in the form required in such Insolvency Proceeding prior to 5 days before the expiration of time to file such claim or other document or amendment thereof, then First Lien Agent shall have the right (but not the obligation) in any such Insolvency Proceeding, and Second Lien Agent hereby irrevocably appoints First Lien Agent as Second Lien Agent’s and Second Lien Lenders’ lawful attorney in fact, to file and prove all claims therefor.

c. Reinstatement. If First Lien Agent, any First Lien Lender or any other holder of any First Lien Indebtedness is required in any Insolvency Proceeding in respect of any Obligor or otherwise to turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of an Obligor or any other Person, then the First Lien Indebtedness shall be reinstated to the extent of such Recovery. If Second Lien Agent, any Second Lien Lender or any other holder of any Second Lien Indebtedness is required in any Insolvency Proceeding in respect of any Obligor or otherwise to turn over or otherwise pay a Recovery to the estate or to any creditor or representative of an Obligor or any other Person, then the Second Lien Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the Priority First Lien Indebtedness or the Priority Second Lien Indebtedness, as the case may be, was decreased in connection with the payment which gave rise to the Recovery, then the Priority First Lien Indebtedness or the Priority Second Lien Indebtedness, as the case may be, shall be increased by the amount of such Recovery. All rights, interests, agreements, and obligations of First Lien Agent, the First Lien Lenders and Second Lien Agent and the Second Lien Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding in respect of any Obligor by or against any Obligor or any other Person and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of, any Obligor or any other Person in respect of the First Lien Indebtedness or the Second Lien Indebtedness, as the case may be. No priority or right of First Lien Agent, the First Lien Lenders, any other holder of First Lien Indebtedness, Second Lien Agent, the Second Lien Lenders or any other holder of the Second Lien Indebtedness shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the First Lien Loan Documents or the Second Lien Loan Documents, regardless of any knowledge thereof which First Lien Agent, the First Lien Lenders, any holder of First Lien Indebtedness, Second Lien Agent, the Second Lien Lenders or any holder of Second Lien Indebtedness may have.

d. DIP Financing. If any Obligor shall be subject to any Insolvency Proceeding and First Lien Agent or First Lien Lenders shall desire, prior to the Discharge of Priority First Lien Indebtedness, to permit the use of Cash Collateral or to provide any such Obligor financing (collectively, “DIP Financing”) under Section 363 or Section 364 of the Bankruptcy Code, to be secured by all or any portion of the Collateral, then Second Lien Agent agrees that, so long as (i) the aggregate principal amount of Indebtedness incurred pursuant to such DIP Financing, together with the aggregate principal amount of all other outstanding First Lien Indebtedness, would not exceed the Maximum Priority First Lien Loan Amount at such time, (ii) Second Lien Agent retains a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of such Insolvency Proceeding under applicable law (an “Adequate Protection Lien”), (iii) Second Lien Agent receives a replacement lien (a “Permitted Replacement Lien”) on assets arising after the commencement of such Insolvency Proceeding, to the same extent granted to First Lien Agent, with the same priority as existed with respect to Collateral that existed prior to the commencement of such Insolvency Proceeding, (iv) such use of Cash Collateral or DIP Financing is subject to the terms of this Agreement, (v) the DIP Financing does not compel any Obligor to seek confirmation of a specific plan of reorganization, and (vi) the DIP Financing documentation does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation, it will raise no objection to such DIP Financing. Second Lien Agent hereby agrees that its Liens (including, without limitation, all Adequate Protection Liens and Permitted Replacement Liens) in the Collateral shall be subordinated to the Liens securing such DIP Financing (and all obligations relating thereto) to the same extent and upon the same terms and conditions specified in this Agreement for the subordination of Second Lien Agent’s and the Second Lien Lenders’ Liens in the Collateral securing the Second Lien Indebtedness to the First Lien Agent’s and the First Lien Lenders’ Liens in the Collateral securing the Priority First Lien Indebtedness.

e. Alternative DIP Financings. Nothing in this Agreement shall limit the rights of any Lender to object to post-petition financing, or financing arising after the commencement of an Insolvency Proceeding in respect of any Obligor, or the use of Cash Collateral to the extent provided on terms other than those set forth in Section 3.d.

f. Junior DIP Financing. Nothing in Agreement shall be deemed to waive any rights of the Second Lien Creditors to propose any junior DIP Financing so long as (i) the First Lien Agent has provided written notice to the Second Lien Agent that each First Lien Lenders has declined to provide any DIP Financing or (ii) by the time of the first day hearing, no First Lien Lender has proposed any DIP Financing that satisfies the requirement of Section 3(d) above; provided that (A) the aggregate principal amount of loans and letter of credit accommodations outstanding or available under any such DIP Financing, together with the outstanding principal amount of the pre-petition Second Lien Obligations, does not exceed $120,000,000, (B) such DIP Financing does not require any Obligor to propose a specific plan of reorganization (it being understood that the inclusion in such DIP Financing of termination events or milestones that involve the proposal after initial funding under the DIP Financing of a plan of reorganization acceptable to the lenders under such DIP Financing is not such a requirement) and (C) such DIP Financing does not expressly require the sale, liquidation or disposition of all or any material portion of the Collateral prior to a default under the DIP Financing.

g. Other Waivers by Second Lien Agent. Until the Discharge of Priority First Lien Indebtedness has occurred, Second Lien Agent agrees that it shall not without First Lien Agent’s written consent to the contrary, (1) seek relief from the automatic stay of Section 362 of the Bankruptcy Code, any stay arising by way of court order, automatic or otherwise, or any other stay in any Insolvency Proceeding in respect of any Obligor (in all instances, a “Stay”) in respect of any portion of the Collateral on which First Lien Agent then has a Lien, (2) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the First Lien Credit Agreement, the other First Lien Loan Documents or the Liens granted to First Lien Agent or the First Lien Lenders with respect to the First Lien Indebtedness, (B) the rights and duties of First Lien Agent or the First Lien Lenders established in the First Lien Credit Agreement or any other First Lien Loan Document, or (C) any request by the First Lien Agent or any First Lien Lender with respect to adequate protection or similar relief, (3) seek or request any adequate protection or similar relief, other than (A) payment of interest on, and expenses with respect to, the Second Lien Indebtedness during the pendency of an Insolvency Proceeding so long as (x) in the case of interest, the rate of interest so requested by Second Lien Agent and the Second Lien Lenders does not exceed the default rate of interest applicable to the Second Lien Indebtedness immediately prior to the commencement of such Insolvency Proceeding and (y) the First Lien Agent and First Lien Lenders are receiving payments of interest on, and expenses with respect to, the First Lien Indebtedness during the pendency of such Insolvency Proceeding (“Permitted Interest and Expense Payments”), (B) Adequate Protection Liens and Permitted Replacement Liens, and (C) priority administrative expense claim status with respect to the Second Lien Indebtedness (“Priority Status”) which is and shall be subordinated to the priority status of the First Lien Agent and the First Lien Lenders, and otherwise subject to this Agreement to the extent applicable, (4) in the event that First Lien Agent obtains relief from any Stay to Exercise Any Secured Creditor Remedies and First Lien Agent has commenced and is diligently pursuing in good faith actions to consummate a sale of all or any material portion of the Collateral in accordance with Section 363 or 365 of the Bankruptcy Code, or in accordance with a court order made within an Insolvency Proceeding, seek, or support any request, to dismiss or set aside any Insolvency Proceeding or to convert an Insolvency Proceeding commenced under chapter 11 of the Bankruptcy Code to a case or proceeding under chapter 7 of the Bankruptcy Code, (5) in the event that First Lien Agent obtains relief from a Stay in order to Exercise Any Secured Creditor Remedies and First Lien Agent has commenced and is diligently pursuing in good faith actions to consummate a sale of all or any material portion of the Collateral in accordance with Section 363 or 365 of the Bankruptcy Code, or in accordance with a court order made within an Insolvency Proceeding, seek the appointment of a trustee or examiner with expanded powers for the subject Obligor, or (6) object to any sale of all or any portion of the Collateral or any related bidding procedures in accordance with Sections 363 or 365 of the Bankruptcy Code, or in accordance with a court order made within an Insolvency Proceeding, other than (A) any objection that an unsecured creditor could assert in its capacity as an unsecured creditor in accordance with the terms of Section 3(j) below, (B) if First Lien Agent or any First Lien Lender objects to any such sale, (C) any objection to preserve its rights in and to any proceeds received from such sale in excess of any amount necessary to pay in full in cash the Priority First Lien Indebtedness, or (D) any such sale that is to any Borrower or an Affiliate of any Borrower.

h. Other Waivers by First Lien Agent. Until the Discharge of Priority Second Lien Indebtedness has occurred, First Lien Agent agrees that it shall not without Second Lien Agent’s written consent to the contrary, take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the Second Lien Credit Agreement, the other Second Lien Loan Documents or the Liens granted to Second Lien Agent and the Second Lien Lenders with respect to the Second Lien Indebtedness, or (B) the rights and duties of Second Lien Agent and the Second Lien Lenders established in the Second Lien Credit Agreement or any other Second Lien Loan Document to the extent such rights and duties are not and/or have not been exercised in contravention of this Agreement.

i. Rights of Second Lien Agent and Second Lien Lenders to Adequate Protection. First Lien Agent agrees that it will raise no objection to a request for adequate protection, or similar relief, by Second Lien Agent and the Second Lien Lenders in the form of (i) Adequate Protection Liens and Permitted Replacement Liens or (ii) Priority Status;

provided, however, that that absence of objection shall not preclude the First Lien Agent or the First Lien Lenders from objecting to confirmation of any subsequent plan of reorganization (on grounds other than with respect to the prior provision of adequate protection). Furthermore, in the event that any Second Lien Lender actually receives any post-petition interest and/or adequate protection payments in any Insolvency Proceeding (other than as specifically permitted under this Section 3), the same shall be held in trust and promptly paid over to the First Lien Agent, for the benefit of the First Lien Lenders, in the same form as received, with any necessary endorsements, to be held and/or applied by First Lien Agent in accordance with the terms of the First Lien Documents until Discharge of First Lien Indebtedness before any of the same shall be made to one or more of the Second Lien Lenders.

j. Rights as an Unsecured Creditor; Voting Rights Preserved. In any Insolvency Proceeding, the Second Lien Agent may take any action, file any pleading, appear in any proceeding and exercise any rights and remedies to the extent that such action, filing, appearance or exercise could be made by a creditor of the Obligors whose claims were not secured by a Lien on the Collateral, in each case in a manner not inconsistent with the express terms of this Agreement. In any Insolvency Proceeding, the First Lien Creditors may take any action, file any pleading, appear in any proceeding and exercise any rights and remedies to the extent that such action, filing, appearance or exercise could be made by a creditor of the Obligors whose claims were not secured by a Lien on the Collateral in each case in a manner not inconsistent with the express terms of this Agreement. Second Lien Agent retains any rights which it may have in any Insolvency Proceeding to vote for or against, to file any pleading with respect thereto, or to assert any objections to, any proposed plan of reorganization (including any request for termination or extension of exclusivity and any disclosure statement related thereto), not otherwise inconsistent with the provisions of this Agreement.

4. Modifications of Indebtedness.

a. First Lien Indebtedness. All First Lien Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all First Lien Indebtedness held by any First Lien Lender or other holder of First Lien Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, Second Lien Agent hereby waives (i) notice of acceptance, or proof of reliance, by First Lien Agent, the First Lien Lenders or any other holder of First Lien Indebtedness of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the First Lien Indebtedness. Nothing contained in this Agreement shall preclude First Lien Agent, First Lien Lenders or any holder of First Lien Indebtedness from discontinuing the extension of credit to any Obligor (whether under the First Lien Credit Agreement or otherwise). Second Lien Agent, on behalf of itself and the Second Lien Lenders, hereby agrees that First Lien Agent shall have the right, at any time and from time to time, in its sole discretion without the consent of or notice to Second Lien Agent or any Second Lien Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to Second Lien Agent or any Second Lien Lender, to amend, restate, waive, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify (collectively, any “First Lien Modification”) the First Lien Loan Documents, in any manner whatsoever, including any renewals, extensions or shortening of time of payments (even if such shortening causes any First Lien Indebtedness to be due on demand or otherwise), and Second Lien Agent, on behalf of itself and the Second Lien Lenders, consents and agrees to any such First Lien Modification; provided that First Lien Agent and the First Lien Lenders shall obtain the prior written consent of Second Lien Agent to any First Lien Modification that (i) changes (including a waiver of) the amount of any scheduled principal payment or any mandatory principal prepayment or extends the date for payment of any scheduled principal payment or any mandatory principal prepayment, including any First Lien Modifications in respect of Section 2.07 of the First Lien Credit Agreement, provided, that First Lien Agent may change to an earlier date the Maturity Date (as defined in the Original First Lien Credit Agreement) and/or may make modifications to Section 2.07 of the First Lien Credit Agreement that are immaterial and have no adverse effect on the Obligors, Second Lien Agent or any Second Lien Lender, (ii) increases the applicable interest rate margin or yield with respect to any category of the First Lien Indebtedness in the aggregate by greater than 2 percentage points calculated at the time of such increase on an average per annum basis for the remaining term of such First Lien Indebtedness (excluding the imposition of the default rate of interest in effect under the Original First Lien Loan Documents but including any amendment fees or other additional fees), (iii) modifies any existing covenant, representation, warranty or event of default or adds any new covenant, representation, warranty, or event of default which, in either case, specifically restricts one or more Obligors from making payments under the Second Lien Loan Documents or incurring Indebtedness under the Second Lien Loan Documents which payments or Indebtedness would be permitted under the First Lien Documents as in effect on the date hereof, (iv) extends to a later date the Maturity Date (as defined in the Original First Lien Credit Agreement), or (v) has the effect of contravening this Agreement. The foregoing notwithstanding, First Lien Agent and the First Lien Lenders may increase the principal amount of the First Lien Indebtedness, without obtaining the consent of Second Lien Agent or any Second Lien Lender, in accordance with the terms of the Original Second Lien Credit Agreement (subject to the restrictions set forth herein). Other than the First Lien Modifications set forth in the initial proviso to this Section 4.a., Second Lien Agent waives notice of any such First Lien Modification, and agrees that no such First Lien Modification shall affect, release, or impair the subordination or any other obligations of Second Lien Agent or any Second Lien Lender contained herein.

b. Second Lien Indebtedness. All Second Lien Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all Second Lien Indebtedness held by any Second Lien Lender or other holder of Second Lien Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, First Lien Agent hereby waives (i) notice of acceptance, or proof of reliance, by Second Lien Agent, the Second Lien Lenders or any other holder of Second Lien Indebtedness of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Second Lien Indebtedness. Nothing contained in this Agreement shall preclude Second Lien Agent, Second Lien Lenders or any holder of Second Lien Indebtedness from discontinuing the extension of credit to any Obligor (whether under the Second Lien Credit Agreement or otherwise). First Lien Agent, on behalf of itself and the First Lien Lenders, hereby agrees that Second Lien Agent shall have the right, at any time and from time to time, in its sole discretion without the consent of or notice to First Lien Agent or any First Lien Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to First Lien Agent or any First Lien Lender to amend, waive, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify (collectively, any “Second Lien Modification”) the Second Lien Loan Documents, in any manner whatsoever, including any renewals or extensions of time of payments and First Lien Agent, on behalf of itself and the First Lien Lenders, consents and agrees to any such Second Lien Modification; provided that Second Lien Agent and the Second Lien Lenders shall obtain the prior written consent of First Lien Agent to any Second Lien Modification that: (i) requires that any payment be made earlier than the date originally scheduled for such payment or changes (including a waiver of) the amount of any mandatory principal prepayment, including any Second Lien Modifications in respect of Section 2.07 of the Second Lien Credit Agreement, provided, that Second Lien Agent may make modifications to Section 2.07 of the Second Lien Credit Agreement that are immaterial and have no adverse effect on the Obligors, First Lien Agent or any First Lien Lender, (ii) increases the applicable cash interest rate margin or yield with respect to any category of the Second Lien Indebtedness in the aggregate by greater than 2 percentage points calculated at the time of such increase on an average per annum basis for the remaining term of such Second Lien Indebtedness (excluding the imposition of the default rate of interest in effect under the Original Second Lien Loan Documents but including any amendment fees or other additional fees), (iii) modifies any existing covenant, representation, warranty or event of default or adds any new covenant, representation, warranty, or event of default which, in either case, specifically restricts one or more Obligors from making payments under the First Lien Loan Documents or incurring Indebtedness under the First Lien Loan Documents which payments or Indebtedness would be permitted under the Second Lien Documents as in effect on the date hereof or changes the priority in the application of any payments to First Lien Lenders, (iv) changes to an earlier date the Maturity Date (as defined in the Original Second Lien Credit Agreement) or (v) has the effect of contravening this Agreement. The foregoing notwithstanding, Second Lien Agent and the Second Lien Lenders may increase the principal amount of the Second Lien Indebtedness, without obtaining the consent of First Lien Agent or any First Lien Lender, in accordance with the terms of the Original First Lien Credit Agreement (subject to the restrictions set forth herein). Other than the Second Lien Modifications set forth in the initial proviso to this Section 4.b., First Lien Agent waives notice of any such Second Lien Modification, and agrees that no such Second Lien Modification shall affect, release, or impair any of the obligations of First Lien Agent contained herein.

c. Notice of Acceptance and Other Waivers.

(1) To the fullest extent permitted by applicable law, Second Lien Agent hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the First Lien Credit Agreement, or the creation or existence of any First Lien Indebtedness; (iii) notice of the amount of the First Lien Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase such Second Lien Agent’s or any Second Lien Lenders’ risk hereunder; (v) notice of presentment for payment, demand, or protest, and notice thereof as to any instrument among the First Lien Loan Documents; (vi) notice of any Default or Event of Default (under and as defined in the First Lien Credit Agreement) or otherwise relating to the First Lien Indebtedness; and (vii) all other notices (except if such notice is specifically required to be given to Second Lien Agent under this Agreement) and demands to which Second Lien Agent or any Second Lien Lender might otherwise be entitled. To the fullest extent permitted by applicable law, First Lien Agent hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Second Lien Credit Agreement, or the creation or existence of any Second Lien Indebtedness; (iii) notice of the amount of the Second Lien Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase such First Lien Agent’s or any First Lien Lender’s risk hereunder; (v) notice of presentment for payment, demand, or protest, and notice thereof as to any instrument among the Second Lien Loan Documents; (vi) notice of any Default or Event of Default (under and as defined in the Second Lien Credit Agreement) or otherwise relating to the Second Lien Indebtedness; and (vii) all other notices (except if such notice is specifically required to be given to First Lien Agent under this Agreement) and demands to which First Lien Agent might otherwise be entitled.

(2) To the fullest extent permitted by applicable law, Second Lien Agent waives the right by statute or otherwise to require First Lien Agent, any First Lien Lender or any holder of First Lien Indebtedness to institute suit against any Obligor or to exhaust any rights and remedies which any First Lien Agent, any First Lien Lender or any holder of First Lien Indebtedness has or may have against any Obligor. Second Lien Agent further waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of First Lien Indebtedness has occurred (subject to the provisions of Section 3.c)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof. To the fullest extent permitted by applicable law, First Lien Agent waives the right by statute or otherwise to require Second Lien Agent, any Second Lien Lender or any holder of Second Lien Indebtedness to institute suit against any Obligor or to exhaust any rights and remedies which any Second Lien Agent, any Second Lien Lender or any holder of Second Lien Indebtedness has or may have against any Obligor. First Lien Agent further waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of Second Lien Indebtedness has occurred (subject to the provisions of Section 3.c)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.

(3) To the fullest extent permitted by applicable law, Second Lien Agent hereby waives: (i) any rights to assert against First Lien Agent, the First Lien Lenders or any other holder of First Lien Indebtedness any defense (legal or equitable), set-off, counterclaim, or claim which such Second Lien Agent may now or at any time hereafter have against any Obligor; (ii) except as otherwise set forth in this Agreement, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any First Lien Indebtedness, any Second Lien Indebtedness or any security for either; and (iii) the benefit of any statute of limitations affecting Second Lien Agent’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the First Lien Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Second Lien Agent’s obligations hereunder. To the fullest extent permitted by applicable law, First Lien Agent hereby waives: (i) any rights to assert against Second Lien Agent, the Second Lien Lenders or any other holder of Second Lien Indebtedness any defense (legal or equitable), set-off, counterclaim, or claim which such First Lien Agent may now or at any time hereafter have against any Obligor; (ii) except as otherwise set forth in this Agreement, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Second Lien Indebtedness, any First Lien Indebtedness or any security for either; and (iii) the benefit of any statute of limitations affecting First Lien Agent’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Second Lien Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to such First Lien Agent’s obligations hereunder.

(4) Until such time as the Discharge of Priority First Lien Indebtedness shall have occurred, Second Lien Agent hereby postpones any right of subrogation Second Lien Agent or any Second Lien Lender has or may have as against any Obligor with respect to any First Lien Indebtedness.

(5) None of First Lien Agent, any First Lien Lender or any other holder of First Lien Indebtedness or any of their respective affiliates, directors, officers, employees, or agents shall be liable to the Second Lien Agent or the Second Lien Lenders for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If First Lien Agent or any First Lien Lender honors (or fails to honor) a request by Borrower for an extension of credit pursuant to the First Lien Credit Agreement or any of the other First Lien Loan Documents, whether First Lien Agent or any First Lien Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Second Lien Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if First Lien Agent or any First Lien Lender otherwise should exercise any of its contractual rights or remedies under the First Lien Loan Documents (subject to the express terms and conditions hereof), neither First Lien Agent nor any First Lien Lender shall have any liability whatsoever to Second Lien Agent or any Second Lien Lender as a result of such action, omission, or exercise. As between the First Lien Agent and the First Lien Lenders, on the one hand, and the Second Lien Agent and the Second Lien Lenders, on the other hand, the First Lien Agent and First Lien Lenders will be entitled to manage and supervise their loans and extensions of credit under the First Lien Loan Documents as First Lien Agent and First Lien Lenders may, in their sole discretion, deem appropriate, and First Lien Agent, each First Lien Lender and each other holder of First Lien Indebtedness may manage its loans and extensions of credit without regard to any rights or interests that Second Lien Agent or any Second Lien Lender may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Second Lien Agent agrees that none of First Lien Agent, any First Lien Lender or any other holder of First Lien Indebtedness shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms hereof. Subject to the express terms and conditions of this Agreement, First Lien Agent, each First Lien Lender and each holder of First Lien Indebtedness may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. Second Lien Agent waives any and all rights it may have to require First Lien Agent, any First Lien Lender or any holder of First Lien Indebtedness to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

(6) None of Second Lien Agent, any Second Lien Lender or any other holder of Second Lien Indebtedness or any of their respective affiliates, directors, officers, employees, or agents shall be liable to the First Lien Agent or the First Lien Lenders for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If Second Lien Agent or any Second Lien Lender honors (or fails to honor) a request by Borrower for an extension of credit pursuant to the Second Lien Credit Agreement or any of the other Second Lien Loan Documents, whether Second Lien Agent or any Second Lien Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the First Lien Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Second Lien Agent or any Second Lien Lender otherwise should exercise any of its contractual rights or remedies under the Second Lien Loan Documents (subject to the express terms and conditions hereof), neither Second Lien Agent nor any Second Lien Lender shall have any liability whatsoever to First Lien Agent or any First Lien Lender as a result of such action, omission, or exercise. As between the First Lien Agent and the First Lien Lenders, on the one hand, and the Second Lien Agent and the Second Lien Lenders, on the other hand, the Second Lien Agent and the Second Lien Lenders will be entitled to manage and supervise their loans and extensions of credit under the Second Lien Loan Documents as Second Lien Agent and the Second Lien Lenders may, in their sole discretion, deem appropriate, and Second Lien Agent, each Second Lien Lender and each other holder of Second Lien Indebtedness may manage its loans and extensions of credit without regard to any rights or interests that First Lien Agent or any First Lien Lender may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. First Lien Agent agrees that none of Second Lien Agent, any Second Lien Lender or any other holder of Second Lien Indebtedness shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms hereof. Subject to the express terms and conditions of this Agreement, Second Lien Agent, each Second Lien Lender and each holder of Second Lien Indebtedness may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. First Lien Agent waives any and all rights it may have to require Second Lien Agent, any Second Lien Lender or any holder of Second Lien Indebtedness to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order. Subject to the express terms and conditions hereof, nothing contained in this Agreement shall limit or waive any right that Second Lien Agent and the Second Lien Lenders have to enforce any of the provisions of the Second Lien Loan Documents against any Obligor.

d. Voluntary Prepayments. Prior to Discharge of Priority First Lien Indebtedness, without the prior consent of the First Lien Agent, neither the Second Lien Agent or any Second Lien Lender will take, demand or receive from any Obligor (or any Obligor’s subsidiary) any voluntary prepayment of principal with respect to any Second Lien Indebtedness. For the avoidance of doubt, the foregoing sentence shall not prohibit or limit any (i) repayment of the Second Lien Indebtedness in accordance with Section 2.07 of the Second Lien Credit Agreement or (ii) Refinancing of the Second Lien Indebtedness otherwise permitted hereunder.

5. Indebtedness Owed Only to Lenders. As of the date of this Agreement, the entire Second Lien Indebtedness is owing only to the Second Lien Agent and Second Lien Lenders. As of the date of this Agreement, the entire First Lien Indebtedness is owing only to the First Lien Agent and the First Lien Lenders. Each Agent, First Lien Lender, Second Lien Lender, successor, assignee, or other transferee of any Agent, any of the Second Lien Lenders, or any of the First Lien Lenders shall be bound by the terms and conditions of this Agreement.

6. Payments Received by Second Lien Agent or the Second Lien Lenders. If at any time prior to the date upon which the Discharge of Priority First Lien Indebtedness shall have occurred, Second Lien Agent or any Second Lien Lender receives any payment or distribution of any kind or character, whether as a result of an Exercise of Any Secured Creditor Remedies or otherwise, whether in cash, property or securities, from or of any assets of any Obligor (or any Obligor’s Subsidiaries), irrespective of whether such payment or distribution was of Collateral, of Proceeds thereof or of any other assets of such Obligor or such Subsidiary, in each case, in contravention of the express terms of this Agreement, Second Lien Agent or such Second Lien Lender shall be deemed to receive and hold the same in trust as trustee for the benefit of First Lien Agent and the First Lien Lenders and shall forthwith deliver such payment, distribution, or proceeds to First Lien Agent in precisely the form received (except for the endorsement or assignment by Second Lien Agent or such Second Lien Lender where necessary), for application in accordance with Section 7.b below to any of the First Lien Indebtedness, whether then due or yet to become due. In the event of the failure of Second Lien Agent or any Second Lien Lender to make any such endorsement or assignment to First Lien Agent within 5 Business Days after receipt of written request therefor from First Lien Agent, First Lien Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and Second Lien Agent hereby irrevocably appoints First Lien Agent as the lawful attorney in fact of Second Lien Agent and Second Lien Lenders solely for the purpose of enabling First Lien Agent to make such endorsement or assignment in the name of Second Lien Agent or any Second Lien Lender.

7. Application of Proceeds.

a. Revolving Nature of First Lien Indebtedness. Second Lien Agent expressly acknowledges and agrees that (i) the First Lien Credit Agreement contains a revolving commitment, that in the ordinary course of business First Lien Agent and the First Lien Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral in the ordinary course of business and absent any affirmative enforcement action or remedies by First Lien Agent or any First Lien Lender to collect or otherwise realize upon such Payment Collateral or Cash Collateral (such Payment

Collateral or Cash Collateral, “Ordinary Course Collections”) shall constitute the Exercise of Secured Creditor Remedies under this Agreement; and (ii) all Ordinary Course Collections received by First Lien Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the portion of the First Lien Credit Agreement that is a revolving commitment without reducing the Maximum Priority First Lien Loan Amount at any time.

b. Application of Proceeds of Collateral. (i) All Collateral and all Proceeds, received by any of First Lien Agent, First Lien Lenders, Second Lien Agent or Second Lien Lenders in connection with any Exercise of Secured Creditor Remedies, (ii) any cash payment or cash distribution consisting of Collateral or Proceeds received by the Second Lien Agent or the Second Lien Lenders under a plan of reorganization under any Insolvency Proceeding in respect of an Obligor and with respect to a pre-petition secured claim of the Second Lien Agent or the Second Lien Lenders unless such cash payment or cash distribution is made under a plan of reorganization that is consented to by the affirmative vote of all secured claims composed of the First Lien Lenders and (iii) all amounts received by any First Lien Agent, First Lien Lenders, Second Lien Agent or Second Lien Lenders in connection with the enforcement of the provisions of any subordination agreement entered into by any Obligor, in each case, shall be applied:

first, to the payment of costs and expenses of First Lien Agent (and sub-agents thereof) in connection with such Exercise of Secured Creditor Remedies (to the extent First Lien Agent’s Exercise of Secured Creditor Remedies is permitted hereunder), second, to the payment of the First Lien Indebtedness (other than Excluded First Lien Indebtedness) in accordance with the First Lien Loan Documents, and in the case of payment of any revolving credit loans, together with the concurrent permanent reduction of any revolving credit commitment thereunder in an amount equal to the amount of such payment, third, to the payment of costs and expenses of Second Lien Agent (and sub-agents thereof) in connection with such Exercise of Secured Creditor Remedies (to the extent Second Lien Agent’s Exercise of Secured Creditor Remedies is permitted hereunder), fourth, to the payment of the Second Lien Indebtedness (other than Excluded Second Lien Indebtedness) in accordance with the Second Lien Loan Documents,

fifth, to the payment of the Excluded First Lien Indebtedness in accordance with the First Lien Loan Documents, and sixth, to the payment of the Excluded Second Lien Indebtedness in accordance with the Second Lien Loan Documents.

8. Second Lien Lender Purchase Option.

a. Upon (i) receipt by Second Lien Agent of a notice (a “Trigger Notice”) by First Lien Agent of the intent of First Lien Agent and the First Lien Lenders to (A) accelerate any First Lien Indebtedness, (B) Exercise Any Secured Creditor Remedies or (C) request that Second Lien Agent and the Second Lien Lenders release their Liens on the Collateral pursuant to Section 2.e hereof, (ii) the occurrence of a payment default under the Second Lien Loan Documents, or (iii) the commencement of an Insolvency Proceeding with respect to any Obligor, (each, a “Trigger Event”), Second Lien Agent and the Second Lien Lenders shall have the option, exercised at any time thereafter so long as such Trigger Event is continuing, by delivery of notice by Second Lien Agent to First Lien Agent (a “Purchase Notice”), to purchase all (but not less than all) of the First Lien Indebtedness (other than the Excluded First Lien Indebtedness) from First Lien Agent and the First Lien Lenders. The Purchase Notice, if given, shall be irrevocable.

b. First Lien Agent shall deliver to Second Lien Agent any Trigger Notice referred to in Section 8.a(i) above (i) in the absence of Exigent Circumstances, not less than 5 Business Days prior to the taking of the earliest of the actions described in Section 8.a(i) or (ii) if Exigent Circumstances exist, as soon as practicable and in any event contemporaneously with the taking of such action. If Second Lien Agent sends to First Lien Agent a Purchase Notice within 5 Business Days of the occurrence of a Trigger Event, First Lien Agent and the First Lien Lenders shall not accelerate the First Lien Indebtedness or Exercise Any Secured Creditor Remedies, to the extent such action has not been taken, or request that Second Lien Agent and the Second Lien Lenders release their Liens on the Collateral pursuant to Section 2.e hereof, as the case may be, provided, that, the purchase and sale with respect to the First Lien Indebtedness (other than the Excluded First Lien Indebtedness) provided for in this Section 8 shall have closed within 5 Business Days after receipt by First Lien Agent of the Purchase Notice and First Lien Agent shall have received payment in full of the First Lien Indebtedness (other than the Excluded First Lien Indebtedness) as provided for herein within such 5 Business Day period.

c. On the date specified by Second Lien Agent in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by First Lien Agent of the Purchase Notice), First Lien Agent and the First Lien Lenders shall sell to Second Lien Agent and the Second Lien Lenders, and Second Lien Agent and the Second Lien Lenders shall purchase from First Lien Agent and the First Lien Lenders at par, the First Lien Indebtedness (other than the Excluded First Lien Indebtedness). Upon exercise of such purchase option by Second Lien Agent, such sale shall be documented pursuant to an assignment and acceptance agreement which will be substantially in the form of Exhibit E-1 to the Original First Lien Credit Agreement.

d. Upon the date of such purchase and sale, Second Lien Agent and the Second Lien Lenders shall (i) (x) pay to First Lien Agent and the First Lien Lenders as the purchase price therefor the full amount of all the First Lien Indebtedness (other than the Excluded First Lien Indebtedness) then outstanding and unpaid, (y) furnish cash collateral to the First Lien Agent and the First Lien Lenders to secure the First Lien Agent and the First Lien Lenders in connection with any issued and outstanding letters of credit provided by the First Lien Agent and the First Lien Lenders to any Obligor (in an amount equal to 105% of the aggregate undrawn face amount of such letters of credit) constituting First Lien Indebtedness (other than the Excluded First Lien Indebtedness), provided, that after the date of such purchase and sale (A) without the prior written consent of the Second Lien Agent, the First Lien Agent and the First Lien Lenders will not amend, modify, renew or extend any letters of credit for which the Second

Lien Agent and the Second Lien Lenders have provided cash collateral to the First Lien Agent and the First Lien Lenders at the time of the purchase and sale, (B) the First Lien Agent and the First Lien Lenders will promptly provide the Second Lien Agent with written notification of the cancellation or termination of any letters of credit for which the Second Lien Agent and the Second Lien Lenders have provided cash collateral to the First Lien Agent and the First Lien Lenders at the time of the purchase and sale, and (C) to the extent any letters of credit are cancelled or terminated without being drawn, the First Lien Agent and the First Lien Lenders shall return to the Second Lien Agent all cash collateral (net of any fees and expenses incurred by the First Lien Agent and the First Lien Lenders in connection with such cancellation or termination) furnished to the First Lien Agent and the First Lien Lenders as collateral therefor and not applied to the satisfaction of the First Lien Indebtedness (other than the Excluded First Lien Indebtedness) consisting of reimbursement obligations with respect to letters of credit, and (z) furnish cash collateral to the First Lien Agent and the First Lien Lenders to secure the First Lien Agent and the First Lien Lenders in connection with any obligations under any Secured Cash Management Agreement or Secured Hedge Agreement (each as defined in the Original First Lien Credit Agreement or any comparable term in any successor First Lien Credit Agreement) (in an amount equal to 100% of the aggregate amount thereof) constituting First Lien Indebtedness (other than the Excluded First Lien Indebtedness), provided, that after the date of such purchase and sale (A) without the prior written consent of the Second Lien Agent, the First Lien Agent and the First Lien Lenders will not amend, modify, renew or extend any Secured Cash Management Agreement and/or any Secured Hedge Agreement (each as defined in the Original First Lien Credit Agreement or any comparable term in any successor First Lien Credit Agreement) or any cash management and hedge obligations for which the Second Lien Agent and the Second Lien Lenders have provided cash collateral to the First Lien Agent and the First Lien Lenders at the time of the purchase and sale, (B) the First Lien Agent and the First Lien Lenders will promptly provide the Second Lien Agent with written notification of the cancellation or termination of any Secured Cash Management Agreement and/or any Secured Hedge Agreement or cash management and hedge obligations for which the Second Lien Agent and the Second Lien Lenders have provided cash collateral to the First Lien Agent and the First Lien Lenders at the time of the purchase and sale, and (C) to the extent any Secured Cash Management Agreement and/or any Secured Hedge Agreement or cash management and hedge obligations is cancelled or terminated, the First Lien Agent and the First Lien Lenders shall return to the Second Lien Agent all cash collateral (net of any fees and expenses incurred by the First Lien Agent and the First Lien Lenders in connection with such cancellation or termination) furnished to the First Lien Agent and the First Lien Lenders as collateral therefor and not applied to the satisfaction of the First Lien Indebtedness (other than the Excluded First Lien Indebtedness) consisting of reimbursement obligations thereunder and (ii) agree to reimburse First Lien Agent and the First Lien Lenders for all expenses to the extent then earned or due and payable in accordance with the First Lien Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses and appraisal fees). Anything contained in this Section to the contrary notwithstanding, in the event that (X) the Second Lien Agent and Second Lien Lenders receive all or a portion any prepayment premium, make-whole obligation or early termination fee payable pursuant to the First Lien Loan Documents in cash, (Y) all First Lien Indebtedness purchased by the Second Lien Agent and the Second Lien Lenders and all of the Second Lien Indebtedness (other than the Excluded Second Lien Indebtedness), including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys fees and legal expenses), are repaid in full in cash, and (Z) the First Lien Credit Agreement is terminated, in each case, within 90 days following the date on which the Second Lien Agent and the Second Lien Lenders pay the purchase price described in clauses (i)-(ii) of this Section, then, within 3 Business Days after receipt by Second Lien Agent and the Second Lien Lenders of such amounts, the Second Lien Agent and the Second Lien Lenders shall pay a supplemental purchase price to the First Lien Agent and the First Lien Lenders in respect of their purchase under this Section 8 in an amount equal to the portion of any prepayment premium, make-whole obligation or early termination fee received by Second Lien Agent and the Second Lien Lenders to which the First Lien Agent and the First Lien Lenders would have been entitled to receive had the purchase under this Section not occurred. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to Second Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Second Lien Agent and the Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by Second Lien Agent and the Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account later than 2:00 p.m., New York City time.

e. Such purchase shall be expressly made without representation or warranty of any kind by First Lien Agent and the First Lien Lenders as to the First Lien Indebtedness so purchased or otherwise and without recourse to First Lien Agent or any First Lien Lender, except that each First Lien Lender shall represent and warrant: (i) that the amount quoted, in writing, by the First Lien Agent and the First Lien Lenders (as applicable) as its portion of the purchase price therefor represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to the Second Lien Agent and the Second Lien Lenders, the rights being transferred, and (iii) the assets being transferred will be free and clear of Liens and adverse claims (other than indemnification claims of First Lien Agent and the First Lien Lenders that would survive the termination of the First Lien Loan Documents but which indemnification claims shall be claims to be asserted against the Obligors).

f. In the event that Second Lien Agent and Second Lien Lenders elect to purchase all (but not less than all) of the First Lien Indebtedness (other than the Excluded First Lien Indebtedness) pursuant to this Section 8, then Second Lien Agent and the Second Lien Lenders agree to waive any notice of a resignation of First Lien Agent under Section 10.07 of the First Lien Credit Agreement.

9. Representations; Additional Agreements. First Lien Agent represents and warrants to Second Lien Agent that (a) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the First Lien Lenders and to legally bind each of the First Lien Lenders to the terms and conditions set forth herein and (b) when this Agreement is executed and delivered by First Lien Agent on behalf of itself and the First Lien Lenders, the essential provisions of this Agreement will be the legally valid and binding obligations of First Lien Agent and the First Lien Lenders, enforceable against the First Lien Agent and any First Lien Lenders in accordance with their terms. Second Lien

Agent represents and warrants that (a) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Second Lien Lenders and to legally bind each of the Second Lien Lenders to the terms and conditions set forth herein and (b) when this Agreement is executed and delivered by Second Lien Agent on behalf of itself and the Second Lien Lenders, the essential provisions of this Agreement will be the legally valid and binding obligations of Second Lien Agent and the Second Lien Lenders, enforceable against the Second Lien Agent and any Second Lien Lenders in accordance with their terms. Each of First Lien Agent (on behalf of itself and First Lien Lenders) and Second Lien Agent (on behalf of itself and Second Lien Lenders) hereby agrees that at no time shall such party contest the validity or enforceability of any provision of this Agreement; provided, however, that the foregoing shall not preclude any party hereto from contesting the interpretation of a particular provision of this Agreement or its application to a particular circumstance.

10. Additional Remedies.

a. If Second Lien Agent or any Second Lien Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise that First Lien Agent may have as a result of such violation, First Lien Agent may (i) restrain such violation in any court of law or (ii) interpose this Agreement as a defense in any action by Second Lien Agent or any Second Lien Lender. Upon First Lien Agent’s written request, Second Lien Agent or any Second Lien Lender will promptly take all actions which First Lien Agent reasonably believes appropriate to carry out the purposes and provisions of this Agreement.

b. If First Lien Agent or any First Lien Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise that Second Lien Agent may have as a result of such violation, Second Lien Agent may (i) restrain such violation in any court of law or (ii) interpose this Agreement as a defense in any action by First Lien Agent or First Lien Lenders. Upon Second Lien Agent’s written request, First Lien Agent or any First Lien Lender will promptly take all actions which Second Lien Agent reasonably believes appropriate to carry out the purposes and provisions of this Agreement.

11. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by Second Lien Agent and First Lien Agent, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

12. Intentionally Omitted.

13. Information Concerning Financial Condition.

a. Second Lien Agent hereby assumes responsibility for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Second Lien Indebtedness, and agrees that First Lien Agent and First Lien Lenders shall have no duty to advise Second Lien Agent or Second Lien Lenders of information known to First Lien Agent or First Lien Lenders regarding such condition or any such circumstances. In the event First Lien Agent or any First Lien Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Second Lien

Agent or Second Lien Lenders, First Lien Agent and First Lien Lenders shall be under no obligation (i) to provide any such information to Second Lien Agent or Second Lien Lenders on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, First Lien Agent or any First Lien Lender wishes to maintain confidential. Second Lien Agent acknowledges and agrees that First Lien Agent and First Lien Lenders have made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the First Lien Indebtedness or any liens or security interests held in connection therewith.

b. First Lien Agent hereby assumes responsibility for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the First Lien Indebtedness, and agrees that Second Lien Agent and Second Lien Lenders shall have no duty to advise First Lien Agent or First Lien Lenders of information known to Second Lien Agent or Second Lien Lenders regarding such condition or any such circumstances. In the event Second Lien Agent or any Second Lien Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to First Lien Agent or First Lien Lenders, Second Lien Agent and Second Lien Lenders shall be under no obligation (i) to provide any such information to First Lien Agent or First Lien Lenders on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Second Lien Agent or any Second Lien Lender wishes to maintain confidential. First Lien Agent acknowledges and agrees that Second Lien Agent and Second Lien Lenders have made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Second Lien Indebtedness or any liens or security interests held in connection therewith.

14. Third Party Beneficiaries. This Agreement is solely for the benefit of First Lien Agent, First Lien Lenders, Second Lien Agent, and the Second Lien Lenders, and their respective successors and assigns, and neither any Obligor nor any other Person is intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Nothing in this Agreement is intended to or shall be deemed to amend or modify the terms and conditions of the First Lien Loan Documents or the Second Lien Loan Documents. First Lien Agent and Second Lien Agent shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person.

15. No Impairment. Nothing in this Agreement is intended to or shall impair, as between Obligors and Second Lien Agent and the Second Lien Lenders, the obligation of Obligors, which is absolute and unconditional, to pay the Second Lien Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of Second Lien Agent and the Second Lien Lenders and creditors of Obligors other than First Lien Agent and the First Lien Lenders.

16. Subrogation. Solely after the Discharge of First Lien Indebtedness shall have occurred, Second Lien Agent and the Second Lien Lenders shall be subrogated to the rights of First Lien Agent and the First Lien Lenders to the extent that distributions otherwise payable to Second Lien Agent or any Second Lien Lender have been applied to the payment of the First Lien Indebtedness in accordance with the provisions of this Agreement. First Lien Agent and the

First Lien Lenders shall have no obligation or duty to protect Second Lien Agent and the Second Lien Lenders’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall First Lien Agent, First Lien Lenders or any other holder of First Lien Indebtedness be liable for any loss to, or impairment of, any subrogation rights held by Second Lien Agent or any Second Lien Lender.

17. Notices. All demands, notices, and other communications provided for hereunder shall be in writing and, if to First Lien Agent, mailed or sent by telecopy or delivered to it, addressed to it as follows:

BANK OF AMERICA, N.A.

135 S. LaSalle Street, Suite 260

Chicago, Illinois 60603

Attention: John Schuessler

Telephone: 312-828-8622

Telecopier: 312-828-3488

With a copy to:

KATTEN MUCHIN ROSENMAN LLP

575 Madison Avenue

New York, New York 10022

Attention: Kenneth E. Noble, Esq.

Telephone: 212-940-6547

Telecopier: 212-894-5653

and if to Second Lien Agent, mailed, sent or delivered thereto, addressed to it as follows:

OBSIDIAN AGENCY SERVICES, INC.

c/o Tennenbaum Capital Partners, LLC

2951 28th Street, Suite 1000

Santa Monica, California 90405

Attention: Asher Finci

Telephone: 310-566-1000

Telecopier: 310-899-4950

With a copy to:

SCHULTE ROTH & ZABEL LLP

919 Third Avenue

New York, New York 10022

Attention: Frederic L. Ragucci, Esq.

Telephone: 213-756-2000

Telecopier: 213-593-5955

or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 17. All such demands,

notices and other communications shall be effective when delivered to the applicable addressee listed above. Both the First Lien Agent and the Second Lien Agent shall, in good faith, each endeavor to deliver to the other Agent all default and similar notices delivered to the Borrowers, provided, however, the failure to deliver any such notice shall not give rise to a breach under this Agreement.

18. Intentionally Omitted.

19. Consent to Jurisdiction; Waiver of Jury Trial and Other Waivers. Second Lien Agent and First Lien Agent each consent to the jurisdiction of any state or federal court located within the County of New York, State of New York. Each Agent waives personal service of any and all process upon it, and consents that all service of process may be made in the manner set forth in Section 17 of this Agreement for notices. Each Agent waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within the County of New York, State of New York. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

20. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto shall be determined, in accordance with the internal laws of the State of New York.

21. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, subject to the provisions hereof.

22. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

23. Authority. Each of the parties hereto certifies that such party has all necessary authority to execute this Agreement.

24. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

25. Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

26. Severability. Any provision of this Agreement that is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.

27. Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any First Lien Loan Document or any Second Lien Loan Document, on the other hand, this Agreement shall control and prevail.

28. Termination. This Agreement shall continue in full force and effect until the earlier of: (a) the date on which the First Lien Agent provides notice to the Second Lien Agent that the First Lien Agent, on behalf and at the direction of the First Lien Lenders pursuant to the First Lien Loan Documents, releases and surrenders all security interests and liens in the Collateral and renounces any and all claims, rights and interests as a secured lender with respect to the Collateral and the Obligors; provided, however, this Agreement may be revived to the extent provided for in Section 3.c of this Agreement and (b) the date on which the Second Lien Agent provides notice to the First Lien Agent that the Second Lien Agent, on behalf and at the direction of the Second Lien Lenders pursuant to the Second Lien Loan Documents, releases and surrenders all security interests and liens in the Collateral and renounces any and all claims, rights and interests as a secured lender with respect to the Collateral and the Obligors; provided, however, this Agreement may be revived to the extent provided for in Section 3.c of this Agreement.[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, First Lien Agent, for and on behalf of itself and the First Lien Lenders, and Second Lien Agent, for and on behalf of itself and the Second Lien Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A.,

as First Lien Agent

By:	/s/ Charlene Wright-Jones

Name:	Charlene Wright-Jones

Title:	Vice President

OBSIDIAN AGENCY SERVICES, INC., as Second Lien Agent

By:	/s/ Mark Holdsworth

Name:	Mark Holdsworth

Title:	Managing Partner

ACKNOWLEDGMENT

Each Obligor hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement and consent thereto, agrees to recognize all rights granted thereby to First Lien Agent, the First Lien Lenders, Second Lien Agent, and the Second Lien Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each Obligor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement.

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

BOYKEN INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman

TRANSPORTATION CONSTRUCTION SERVICES, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

TCM GROUP, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

PCI GROUP, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

TRS CONSULTANTS, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

HILL INTERNATIONAL REAL ESTATE, LLC

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

HILL INTERNATIONAL DEVELOPMENT, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

HILL INTERNATIONAL (PUERTO RICO), INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer